EXHIBIT 5.1




                                                              December 1, 2004


GenTek Inc.
90 East Halsey Road
Parsippany, New Jersey 07054

Ladies and Gentlemen:

         I am Associate General Counsel and Secretary of GenTek Inc., a Delaware corporation (the "Company"), and in such capacity I am familiar with the Registration Statement on Form S-8 to which this opinion is filed as an exhibit (the "Registration Statement"). The Registration Statement registers, under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 1,000,000 shares of common stock, no par value, of the Company (the "Shares") issuable from time to time pursuant to the GenTek Inc. 2003 Management and Directors Incentive Plan (the "Plan").

         For the purpose of rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary or appropriate to render the opinion expressed herein. In my examination of the foregoing, I have assumed (i) the genuineness of all signatures on all documents examined by me, (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to authentic originals of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and (iv) the due authorization, execution and delivery of all documents.

         On the basis of the foregoing, I am of the opinion that the Shares to be issued under the Plan have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, then the Shares will be validly issued, fully paid and non-assessable.

         I am admitted to the bar of the Bar of the State of New York and express no opinion regarding laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States to the extent specifically referred to herein.

         I consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the filing of copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                         Very truly yours,


                                         /s/ Mark Sustana
                                         Mark Sustana
                                         Associate General Counsel and Secretary